Exhibit 10.4

SIXTH AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

                THIS SIXTH AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Sixth Amendment”) is made and entered into effective as of the 1st  day of April, 2005, by and between Standard Parking Corporation, a Delaware corporation (the “Company”) and James A. Wilhelm (“Executive”).

RECITALS

A.            The Company and Executive are parties to an Executive Employment Agreement dated August 1, 1999 (the “Employment Agreement”), which was modified pursuant the First Amendment to Employment Agreement dated April 25, 2001 (“First Amendment”), the Second Amendment to Employment Agreement dated October 19, 2001 (the “Second Amendment”), the Third Amendment to Employment Agreement dated January 31, 2002 (“Third Amendment”), the Fourth Amendment to Employment Agreement dated April 1, 2003 (“Fourth Amendment”) and the Fifth Amendment to Employment Agreement dated April 30, 2004 (“Fifth Amendment”).  The Employment Agreement, First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment are hereinafter collectively referred to as the “Employment Agreement”.  All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to such terms in the Employment Agreement.

B.            The Company and Executive desire to amend certain terms of the Employment Agreement as hereinafter set forth.

                NOW, THEREFORE, the Employment Agreement is hereby amended in the following respects:

1.             The first sentence of Paragraph 2. (a) is hereby amended by deleting the entire sentence and substituting the following sentence in lieu thereof:

                                “Salary.  Executive shall receive a base salary at the rate of not less than $600,000, effective as of April 1, 2005.”

2.             Subparagraph (i) of paragraph 5 (g) is hereby amended by deleting the first sentence and substituting the following sentence in lieu thereof:

                                “ (i)         if Executive’s termination occurs for any reason other than Cause, the sum of $600,000 in equal monthly installments for up to sixty (60) months following the Date of Termination;”

                3.             Except as specifically amended by this Sixth Amendment the Employment Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, Executive and the Company have executed this Sixth Amendment as of day and year first above written.

Standard Parking Corporation

By:	/s/ John V. Holten
John V. Holten
Chairman of the Board

EXECUTIVE:
/s/ James A. Wilhelm
James A. Wilhelm